Exhibit 99.2

Otelco Investor Presentation February 1, 2013 Otelco Inc. (NASDAQ: OTT; TSX: OTT.un)

Safe Harbor Statement Some of the statements included herein include forward-looking statements which reflect the Company's current views with respect to future events and financial performance. Statements which include the words ‘expect,’ ‘intend,’ ‘plan," ‘believe,’ ‘project,’ ‘anticipate’ and similar statements of a future or forward-looking nature identify forward-looking statements for the purposes of the federal securities laws or otherwise. The financial projections included herein are also forward-looking statements. All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in these statements.

2 Overview • On February 1, 2013, Otelco announced its plan to file a ‘pre-packaged’ plan of reorganization with the support of its senior lenders • As a result of FCC reforms and the expiration of the Time Warner Cable contract, EBITDA is expected to decline from approximately $45 million in 2012 to approximately $30 million in the coming years • Currently, the Company is over-levered with $270 million in total debt, $162 million of which is senior debt that matures in October 2013 • The restructuring plan will reduce Otelco's debt and simplify its capital structure by: • Amending and extending the Company's Senior Credit Facility • Converting $108 million of 13% Subordinated Notes due in 2019(1) to new Class A shares of common stock • Significantly reducing the Company's total debt burden from $270 million to $135 million(2) • Reducing the Company's blended interest rate from 7.9% to 6.5% • The Company's $32 million in cash on hand will provide sufficient funding to implement the restructuring 1) Excludes deferred interest 2) Paydown estimate based on assumed effective date of June 30, 2013 and plan acceptance by holders of Subordinated Notes; subject to minimum $20 million paydown

Overview (continued) • IDS Unit holders will benefit from: • Equity ownership of over 85% of the earnings power and value of the Company, which is substantially similar to the current ownership structure • A deleveraged balance sheet which enables the Company to be more competitive • Potential upside from future strategic transactions • The restructuring is a crucial step in ensuring the continuing viability of the Company and IDS Unit holders are encouraged to support the proposed plan with a ‘yes’ vote 3

Transaction Details I Has I Gets Senior Credit Facility(2) Subordinated Notes(5) IDS Units Bachelor Bonds Debt $162 $108 $99 $9 100.0% 100.0% Cash $27(3) Debt $135(3) Equity(1) 7.5%(4) 92.5% 85.2% 7.3% Total Leverage(6j ......... -- ..... , ’ $270 ’ , I \ , ’ 8.2x ... ’ ..... _---’ 100.0% $27 ; .... --- ...... ... , , $135 '100.0% , I \ , ’ 4.1x ... ' ..... _--.’,. 1) Subject to dilution by the Management Incentive Plan 2) Represents term loan balance as revolver undrawn 3) Paydown estimate based on assumed effective date of June 30,2013 and plan acceptance by holders of Subordinated Notes; subject to minimum $20 million paydown 4) As a substitute for an amendment and extension fee 5) Excludes deferred interest 6) Based on 2013E EBITDA of $32.5 million 4

5 Key Terms of Amended Senior Credit Facility • Commitment: • Revolver: $5.0 million • Term Loan: $135 million pro forma for $27 million paydown(1) from balance sheet cash • Pricing: L1BOR + 3.5%; L1BOR floor of 3.0% • Amortization: • Fixed: 1.25% per quarter • Variable: 75% excess cash flow sweep quarterly • Amendment I Extension Fee: 7.5% of equity • Maturity: April 30, 2016 • Other Terms: • Sale covenant upon Triggering Event(2) • Approval right of certain Board members(3) 1) Paydown estimate based on assumed effective date of June 30,2013 and plan acceptance by holders of Subordinated Notes; subject to minimum $20 million paydown 2) Defined as either (a) Consolidated Total Leverage Ratio ::: 4.25x or (b) payment default 3) Three of six independent directors (the ‘Special Directors’) to meet disinterestedness requirements set by majority of senior lenders. Special Directors to have six votes out often upon Triggering Event

Financial Projections .! Revenue I EBITDA(1) 2012E 2013E 2014E 2015E 2016E 2017E $120 $100 $80 $60 $40 $20 $0 $.9.8...4 $82.3 $82.3 $81.1 $80.2 $79.8 ...... - ‘ ‘I’ \ V 10% $50 0% ~ $40 0 :E ~ ::; (10%) $30 (20%) $20 $45.2 ,..3l, $32.5 $31.7 ....... ........ $30.1 $29.3 $28.6 ....... ....... r- 2012E 2013E 2014E 2015E 2016E 2017E 50% 20% Capex I EBITDA(1) less Capex $8 $7 $6 $5 $4 $7.1 $7.0 $7.0 $7.0 $7.0 ~4/ r- I~ 10% $50 $40 8% ;;: $30 ‘~‘ ‘ ’ $20 6%::J $10 4% $0 $38.8 r- I’ ,$~4 $24.7 $23.1 r- .... $.2..2..3 $21.6 ....... 50% 40% ;;: .‘a’ 30%::J 20% 2012E 2013E 2014E 2015E 2016E 2017E 2012E 2013E 2014E 2015E 2016E 2017E 1) Defined as consolidated net income (loss) plus interest expense, depreciation and amortization, income taxes and certain non-recurring fees, expenses or charges and other non-cash charges reducing consolidated net income 6

Next Steps • Detailed documents will be mailed to IDS Unit holders of record after February 8, 2013 to solicit support of the transaction • Plan of reorganization • Disclosure statement • Ballot • IDS Unit holders urged to read these documents carefully and submit their ballot on time • Voting deadline of March 15,2013 • A transaction closing date of late Spring 2013 is anticipated, subject to Court confirmation of the plan of reorganization and requisite regulatory approvals 7

Otelco